Exhibit 99.2

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

July 31, 2017
FOR IMMEDIATE RELEASE
Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND
FOR FOURTH QUARTER OF FISCAL 2017

ST. LOUIS, July 31, 2017. - Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the fourth quarter of its fiscal 2017 of $0.275 per share of Common Stock, payable on September 12, 2017 to all shareholders of record as of the close of business on August 21, 2017.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and Eveready®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL® and Eagle One®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

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